Backblaze Announces Second Quarter 2022 Financial Results

45% Revenue Growth in B2 Cloud Storage, 28% Revenue Growth Overall in Q2 2022

San Mateo, CA (August 9, 2022)—Backblaze, Inc. (Nasdaq: BLZE), a leading storage cloud platform, today announced results for its second quarter ended June 30, 2022.

“Our 28% revenue growth in Q2 not only outpaced what we achieved last year in the same period, it also highlights the strength of our recurring revenue model and that data grows through varying economic conditions,” said Gleb Budman, CEO. “In addition, in Q2, the amount of data added by B2 Cloud Storage customers was greater than for any other quarter in company history, we added a customer with our largest purchase order ever, and in July we hired an experienced Chief Marketing Officer, Kevin Gavin, to help continue driving our growth.”

Second Quarter 2022 Financial Highlights:

•Revenue of $20.7 million, an increase of 28% year-over-year (YoY).
▪B2 Cloud Storage revenue was $7.7 million, an increase of 45% YoY.
▪Computer Backup revenue was $12.8 million, an increase of 20% YoY.
•Gross profit of $11.1 million, or 54% of revenue, compared to $8.2 million and 51% of revenue, in Q2 2021.
•Adjusted gross profit of $15.9 million, or 77% of revenue, compared to $12.2 million and 75% of revenue in Q2 2021.
•Net loss of $(11.6) million compared to a net loss of $(2.4) million in Q2 2021.
•Net loss per share of $(0.37) compared to a net loss per share of $(0.13) in Q2 2021.
•Adjusted EBITDA of $(1.9) million, or (9)% of revenue, compared to $1.5 million and 9% of revenue in Q2 2021.
•Non-GAAP net loss of $(7.2) million compared to non-GAAP net loss of $(3.5) million in Q2 2021.
•Non-GAAP net loss per share of $(0.23) compared to a non-GAAP net loss per share of $(0.19) in Q2 2021.
•Cash and investments totaled $88.1 million as of June 30, 2022.

Second Quarter 2022 Operational Highlights:

•Annual recurring revenue (ARR) was $82.7 million, an increase of 28% YoY.
▪B2 Cloud Storage ARR was $31.3 million, an increase of 44% YoY.
▪Computer Backup ARR was $51.4 million, an increase of 20% YoY.
•Net revenue retention (NRR) rate was 113% compared to 110% in Q2 2021.
▪B2 Cloud Storage NRR was 126% compared to 132% in Q2 2021.
▪Computer Backup NRR was 107% compared to 102% in Q2 2021.
•Gross customer retention rate was 91% in Q2 2022 and Q2 2021.
▪B2 Cloud Storage gross customer retention rate was 90% compared to 89% in Q2 2021.
▪Computer Backup gross customer retention rate was 91% in Q2 2022 and Q2 2021.

Q2 and Recent Business Highlights:

•B2 Cloud Storage data stored: Added highest amount in company history.
•B2 Cloud Storage purchase order: Added customer with our largest purchase order ever.
•Chief Marketing Officer: Hired experienced marketing executive, Kevin Gavin, for the newly created position.
•Channel Partner program: Launched a suite of tools, resources, incentives, and benefits for partners.
•New partnerships: Added new partners Carahsoft (Public Sector/Education/Health Care) and Veritas (tier Backup Exec service backups to B2 Cloud Storage).
•B2 Cloud Replication: Achieved general availability in June for this new feature which supports multiple use cases, including geographic distribution to support disaster recovery objectives or serve compliance needs.

Financial Outlook:

Based on information available as of August 9, 2022,

For the third quarter of 2022 we expect:
•Revenue between $21.4 million to $21.8 million.
•Adjusted EBITDA margin between (18)% to (14)%.
•Basic weighted average shares outstanding of 31.9 million to 32.9 million shares.

For full-year 2022 we expect:
•Revenue between $83 million to $86 million.
•Adjusted EBITDA margin between (17)% to (13)%.

Conference Call Information:

Backblaze will host a conference call today, August 9, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/zhf67wc9
Register to listen by phone here: https://dpregister.com/sreg/10169489/f3c57101ca

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over two billion gigabytes of data storage under management, the company currently works with more than 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings, and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; ability to successfully offer new features on a timely basis; material defects or errors in our software; supply chain disruption; achieve success with our existing and new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; the impact of inflation, the COVID-19 pandemic and other factors relating to our business and the business of our customers, partners, vendors, and supply chain; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our final prospectus dated November 10, 2021 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on November 12, 2021 (the “Final Prospectus”), and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE and gain on extinguishment of debt. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)
We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes

Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Additional Key Business Metrics Calculation Notes

The metrics for net revenue retention rate and gross customer retention rate are currently calculated using only those customers paying by credit card and exclude customers paying by invoice utilizing a different system. The amounts related to the number of customers paying by invoice has historically been immaterial.

Investors Contact
James Kisner,
Vice President of Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash	$7,237	$104,843
Accounts receivable, net	391	309
Short-term investments	80,839	—
Prepaid expenses and other current assets	6,138	5,930
Total current assets	94,605	111,082
Property and equipment, net	48,303	43,068
Operating lease right-of-use assets	5,085	—
Capitalized software, net	10,550	7,637
Other assets	1,934	1,794
Total assets	$160,477	$163,581
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,969	$2,075
Accrued expenses and other current liabilities	7,384	7,620
Finance lease liabilities and lease financing obligations, current	17,643	13,645
Operating lease liabilities, current	2,616	—
Deferred revenue, current	22,398	21,722
Total current liabilities	52,010	45,062
Finance lease liabilities and lease financing obligations, non-current	19,570	19,603
Operating lease liabilities, non-current	2,936	—
Deferred revenue, non-current	2,975	3,132
Other long-term liabilities	—	298
Total liabilities	$77,491	$68,095
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 14,113,696 and 8,227,992 shares issued and outstanding as of June 30, 2022 and December, 31, 2021, respectively.	1	1
Class B common stock, $0.0001 par value; 37,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 17,517,836 and 22,156,842 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	2	2
Additional paid-in capital	143,431	131,826
Accumulated deficit	(60,448)	(36,343)
Total stockholders’ equity	82,986	95,486
Total liabilities and stockholders’ equity	$160,477	$163,581

BACKBLAZE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)
Revenue	$20,688	$16,150	$40,178	$31,462
Cost of revenue	9,556	7,926	19,237	15,756
Gross profit	11,132	8,224	20,941	15,706
Operating expenses:
Research and development	8,400	4,707	16,341	8,976
Sales and marketing	8,369	4,347	16,398	8,124
General and administrative	5,182	2,904	10,710	5,157
Total operating expenses	21,951	11,958	43,449	22,257
Loss from operations	(10,819)	(3,734)	(22,508)	(6,551)
Interest income	120	—	195	—
Interest expense	(913)	(847)	(1,861)	(1,718)
Gain on extinguishment of debt	—	2,299	—	2,299
Loss before provision for income taxes	(11,612)	(2,282)	(24,174)	(5,970)
Income tax (benefit) provision	(37)	136	(69)	136
Net loss	$(11,575)	$(2,418)	$(24,105)	$(6,106)
Net loss per share, basic and diluted	$(0.37)	$(0.13)	$(0.78)	$(0.33)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	31,182,914	18,707,302	30,864,199	18,691,938

BACKBLAZE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,105)	$(6,106)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on extinguishment of Paycheck Protection Program ("PPP") loan	—	(2,299)
Net accretion of discount on investment securities	(172)	—
Noncash lease expense on operating leases	1,129	—
Depreciation and amortization	9,361	7,982
Stock-based compensation	8,181	2,163
(Gain) loss on disposal of assets and other adjustments	10	(12)
Changes in operating assets and liabilities:
Accounts receivable	(82)	101
Prepaid expenses and other current assets	(211)	(805)
Other assets	(49)	(186)
Accounts payable	(757)	441
Accrued expenses and other current liabilities	(858)	536
Deferred revenue	519	862
Operating lease liabilities	(1,089)	—
Other long-term liabilities	(69)	(94)
Net cash (used in) provided by operating activities	(8,192)	2,583
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(92,667)	—
Maturities of marketable securities	12,000	—
Purchases of property and equipment, net	(1,501)	(4,457)
Capitalized internally-developed software costs	(2,838)	(1,949)
Net cash used in investing activities	(85,006)	(6,406)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(7,212)	(5,722)
Payments of deferred offering costs	(658)	(1,780)
Proceeds from debt facility	—	3,500
Proceeds from lease financing obligations	—	2,907
Employee payroll taxes paid related to net settlement of equity awards	(130)	—
Proceeds from exercises of stock options	2,063	148
Proceeds from employee stock purchase plan	1,529	—
Net cash used in financing activities	(4,408)	(947)
Net decrease in cash and restricted cash	(97,606)	(4,770)
Cash and restricted cash at beginning of period	105,012	6,076
Cash and restricted cash at end of period	$7,406	$1,306
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,888	$1,693
Cash paid for income taxes	$26	$—
Cash paid for operating lease liabilities	$1,184	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized software	$1,005	$114
Accrued bonus classified as stock-based compensation	$1,043	$—
Equipment acquired through finance lease obligations	$11,595	$4,252
Accruals related to purchases of property and equipment	$698	$449
Lease liabilities arising from right-of-use assets upon adoption of ASC 842	$5,220	$—
Extinguishment of PPP loan	$—	$2,299
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash	$7,237	$1,306
Restricted cash - included in other assets	$169	$—
Total cash and restricted cash	$7,406	$1,306

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Gross profit	$11,132	$8,224	$20,941	$15,706
Adjustments:
Stock-based compensation	348	109	624	194
Depreciation and amortization	4,377	3,818	9,047	7,683
Adjusted gross profit	$15,857	$12,151	$30,612	$23,583
Gross margin	54%	51%	52%	50%
Adjusted gross margin	77%	75%	76%	75%

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Net loss	$(11,575)	$(2,418)	$(24,105)	$(6,106)
Adjustments:
Depreciation and amortization	4,570	3,972	9,433	7,982
Stock-based compensation	4,346	1,255	8,181	2,163
Net interest expense	793	847	1,666	1,718
Income tax (benefit) provision	(37)	136	(69)	136
Gain on extinguishment of debt	—	(2,299)	—	(2,299)
Adjusted EBITDA	$(1,903)	$1,493	$(4,894)	$3,594
Adjusted EBITDA margin	(9)%	9%	(12)%	11%

Non-GAAP Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net loss	$(11,575)	$(2,418)	$(24,105)	$(6,106)
Adjustments:
Stock-based compensation	4,346	1,255	8,181	2,163
Gain on extinguishment of debt	—	(2,299)	—	(2,299)
Non-GAAP net loss	$(7,229)	$(3,462)	$(15,924)	$(6,242)
Net loss per share, basic and diluted	$(0.23)	$(0.19)	$(0.52)	$(0.33)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	31,182,914	18,707,302	30,864,199	18,691,938

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, unaudited)
Cost of revenue	$348	$109	$624	$194
Research and development	1,683	512	3,238	911
Sales and marketing	1,233	379	2,367	568
General and administrative	1,082	255	1,952	490
Total stock-based compensation expense	$4,346	$1,255	$8,181	$2,163